UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 26, 2011

FIRST CALIFORNIA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 000-52498

Delaware	38-3737811
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3027 Townsgate Road, Suite 300 Westlake Village, CA	91361
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 322-9655

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

First California Financial Group, Inc. (the “Company”) held its annual meeting of stockholders on May 26, 2011 (the “Annual Meeting”). Votes representing 94.48% of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.

The following are the voting results of each matter submitted to the Company’s stockholders at the Annual Meeting. The proposals below are described in detail in the Company’s definitive proxy statement for the Annual Meeting.

1)
The election of eight (8) nominees named in the definitive proxy statement to serve as director for a one-year term expiring at the 2012 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 1).

Nominee	For	Withheld	Broker Non-Votes
Richard D. Aldridge	23,000,996	88,292	3,569,121
Donald E. Benson	22,995,461	93,827	3,569,121
John W. Birchfield	23,000,496	88,792	3,569,121
Joseph N. Cohen	23,000,461	88,827	3,569,121
Robert E. Gipson	20,347,804	2,741,484	3,569,121
Antoinette T. Hubenette, M.D.	23,000,496	88,792	3,569,121
C. G. Kum	23,001,782	87,506	3,569,121
Thomas Tignino	23,002,871	86,417	3,569,121

2)	The approval of amendments to the First California 2007 Omnibus Equity Incentive Plan (Proposal 2).

For	Against	Abstain	Broker Non-Votes
18,135,694	4,944,531	9,063	3,569,121

3)	The ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal 3).

For	Against	Abstain	Broker Non-Votes
26,458,124	147,885	52,400	0

4)	The approval of a non-binding advisory proposal on the Company’s executive compensation (Proposal 4).

For	Against	Abstain	Broker Non-Votes
22,736,893	173,123	179,272	3,569,121

Pursuant to the foregoing votes, the eight nominees listed above were elected to serve as directors and Proposals 2, 3 and 4 were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CALIFORNIA FINANCIAL GROUP, INC.

Dated: May 27, 2011	By:	/s/ Romolo Santarosa
	Name:	Romolo Santarosa
	Title:	Senior Executive Vice President, Chief Operating Officer/Chief Financial Officer